Exhibit 2.4

LIMITED LIABILITY COMPANY AGREEMENT

OF ADE CRESCENT CITY, LLC

A Manager-Managed Single-Member Delaware Limited Liability Company
Taxable as a Disregarded Entity

Dated as of February 20, 2018

TABLE OF CONTENTS

TABLE OF EXHIBITS	iii
DATE OF AGREEMENT; PARTIES	1
BACKGROUND	1
TERMS AND CONDITIONS	1
Section 1 PRELIMINARY PROVISIONS	1
1.1 Effective Date of Agreement	1
1.2 LLC’s Name, Etc.	1
1.3 Entity Status of LLC; Ownership of LLC Assets	2
1.4 LLC’s Principal Purpose	2
1.5 LLC’s Powers	2
1.6 LLC’s Duration	2
1.7 LLC’s Principal Place of Business	2
1.8 Management of LLC by Officers; Delegation, Etc.	2
1.9 Limited Liability of Member	3
1.10 Limited Liability of Officers	3
1.11 Requirement to Amend Agreement if LLC Has Multiple Members	3
1.12 Federal and State Taxation of the LLC and the Member	3
1.13 LLC’s Annual Accounting Period	3
1.14 LLC’s Accounting Method	3
1.15 Effect of LLC Act	4
1.16 Relation of Agreement to Certificate	4
1.17 Member’s Right to Reimbursement of Expenses	4
1.18 The LLC’s Accounting Firm	4
1.19 The LLC’s Principal Tax Adviser	4
1.20 The LLC’s Principal Legal Adviser	4
Section 2 MEMBER’S CONTRIBUTION TO THE LLC	4
2.1 Contribution—Definition	4
2.2 LLC Interest and Membership Rights—Definitions	4
2.3 The Member’s Contribution in Exchange for Membership Rights	5
2.4 No Duty to Make Additional Contributions, Etc.	5
Section 3 ALLOCATIONS AND DISTRIBUTIONS	5
3.1 Definitions	5
3.2 Member Has Sole Right to Allocations and Distributions	5
3.3 Distributions by the LLC	5
3.4 Tax Distributions	5
3.5 Prohibition against Certain Distributions	6
Section 4 LLC MANAGEMENT	6
4.1 Employment Status and Employment Agreement of Officers	6
4.2 Reporting Status of Officers	6
4.3 Allocation of Decision-Making between the Member and the Officers	6
4.4 Management Responsibilities of the President—in General	6
4.5 President’s Responsibility to Obtain Tax Identification Numbers, Etc.	6

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4.6 Signing of Contracts, Etc.	7
4.7 No Duty to Record Decisions, Etc.	7
4.8 Officers’ Fiduciary Duties	7
4.9 Officers’ Personal Liability for Fiduciary Breaches, Etc.	7
Section 5 TRANSFERS AND PLEDGES OF MEMBERSHIP RIGHTS	7
5.1 Transfers of Membership Rights	7
5.2 Admission of Additional Members	7
5.3 Pledges	7
Section 6 DISSOCIATION OF THE MEMBER	8
Section 7 LLC RECORDS AND INFORMATION	8
Section 8 DISSOLUTION OF THE LLC, ETC.	8
8.1 LLC’s Dissolution, Winding-Up and Liquidation— Definitions	8
8.2 Dissolution, Etc., of LLC	8
Section 9 TERM AND TERMINATION OF THIS AGREEMENT	9
Section 10 REPRESENTATIONS BY THE MEMBER	9
Section 11 MISCELLANEOUS PROVISIONS	9
11.1 Entire Agreement	9
11.2 Amendments	9
11.3 Notices	9
11.4 Governing Law	10
11.5 Captions	10
11.6 Incorporation of Certificate and Exhibits	10
11.7 “Discretion,” “Including,” and “Person” — Definitions	10
SIGNATURES AND DATES	10
EXHIBIT A	1
EXHIBIT B	1
EXHIBIT C	1

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TABLE OF EXHIBITS

Exhibit A	Certificate of Formation

Exhibit B	The Member’s Contribution to the LLC

Exhibit C	Employment Agreement between President and LLC

Exhibit D	List of Officers as of February 28, 2018

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LIMITED LIABILITY COMPANY AGREEMENT

OF ADE CRESCENT CITY LLC

A Manager-Managed Single-Member
Delaware Limited Liability Company
Taxable as a Disregarded Entity

DATE OF AGREEMENT; PARTIES

This limited liability company operating agreement (the “Agreement”), dated as of February 28, 2018, is between the following parties (the “parties”):

1.	American Diversified Energy LLC (the “ADE” or “Member”), a Limited Liability Company, formed and existing under the laws of the State of Delaware, with its principal place of business at 711 W. 17th Street, Suite D-5, Costa Mesa, CA 92627; and

2.	ADE Crescent City LLC (the “Crescent” or “LLC”), a limited liability company formed and existing under the laws of the State of Delaware, with its principal place of business at 711 W. 17th Street, Suite D-5, Costa Mesa, CA 92627.

BACKGROUND

1.	On February 20, 2018 (the “Filing Date”), the Member caused the LLC’s Certificate of Formation (the “Certificate”) to be filed with the Secretary of State (the “Secretary of State”) of the State of Delaware, and on that date the LLC was formed as a limited liability company under the Delaware Limited Liability Company Act (the “LLC Act”), 6 Del. C. § 18-101 et seq. A copy of the Certificate is attached as Exhibit A.

2.	The principal purpose of the LLC is to the construct, install, own and operate a solar facility on the Crescent City Harbor District (“Harbor District”) property, located at101 Citizens Dock Road, Crescent City, CA 95531 (“Crescent City Harbor” or “Harbor District Property”) that will generate electricity for Crescent City Harbor and its various facilities and income for the Member.

3.	This Agreement sets forth the agreement of the parties about:

a.	The business of the LLC;

b.	The LLC’s tax and legal structure, including its management structure; and

c.	The parties’ rights and duties under the Agreement.

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TERMS AND CONDITIONS

Intending to be legally bound, the parties agree as follows:

Section 1     PRELIMINARY PROVISIONS

1.1     Effective Date of Agreement

The effective date of this Agreement (the “Effective Date”) shall be the Filing Date.

1.2     LLC’s Name, Etc.

The LLC’s name, the name and address of the LLC’s registered agent and the address of the LLC’s registered office shall be as set forth in the Certificate.

1.3     Entity Status of LLC; Ownership of LLC Assets

The LLC is a legal entity separate and distinct from its Member. The LLC owns all of its assets in its own name, and the Member has no direct interest in those assets.

1.4     LLC’s Principal Purpose

The principal purpose of the LLC shall be as set forth above.

1.5     LLC’s Powers

In pursuing its lawful purposes, the LLC shall have the power to do all things that LLCs are permitted to do under the LLC Act, including any powers that are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC.

1.6     LLC’s Duration

The existence of the LLC shall begin on the effective date of the Certificate. The duration of the LLC shall be indefinite and shall terminate only as set forth in Section 8 (concerning the LLC’s dissolution, etc.).

1.7     LLC’s Principal Place of Business

The LLC’s principal place of business shall be as set forth above. The Member’s Manager, AD Partners, LLC, a Delaware Limited Liability Company and its Board of Managers, referred to hereinafter as, the “Governing Body” may change the LLC’s principal place of business from time to time in the Governing Body’s discretion.

1.8     Management of LLC by Officers; Delegation, Etc.

(a)	Management by Officers. The LLC shall be managed by individuals (together, the “officers”) in accordance with the provisions of Section 4 of this Agreement.

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(b)	Titles. The managers’ titles shall be “president,” “vice president” and “chief financial officer” or other titles determined by the Governing Body].

(c)	Delegations

(1)	Delegations by President. With the advance written consent of the Governing Body, the president may, to the extent permitted by § 18-407 of the LLC Act, delegate the president’s management rights, power and authority from time to time to one or more officers or agents and may amend or terminate any such delegation.

(2)	Written Confirmations of Delegations. The president shall use the president’s best efforts to confirm the fact and terms of each such delegation and of each such amendment and termination in a writing signed by the president and and filed in the LLC’s records; but no failure to do so shall invalidate the delegation.

1.9     Limited Liability of Member

The Member shall have no personal liability to any third party for any debt, obligation or liability of the LLC solely by reason of being the LLC’s Member.

1.10  Limited Liability of Officers

The officers in their capacities as the LLC’s managers shall have no personal liability to any third party for any debt, obligation or liability of the LLC solely by reason of being the LLC’s managers.

1.11  Requirement to Amend Agreement if LLC Has Multiple Members

(a)	Amendments of LLC Agreement if LLC Becomes a Multi-member LLC. If, at any time, the LLC has two or more members, the members shall, with reasonable promptness, consult with the LLC’s legal adviser and make all amendments to this Agreement that are necessary to reflect the members’ agreement as members of a multi-member LLC.

(b)	Types of Required Amendments. The amendments referred to in Section 1.11(a) shall include amendments concerning the allocation of the LLC’s income and losses, the distribution of profits and other LLC assets, the allocation of LLC voting rights and other management rights, fiduciary rights and liabilities, and other appropriate matters.

(c)	LLC Act Default Rules. In the absence of these amendments, the LLC, upon becoming a multi-member LLC, shall be governed by the default provisions of the LLC Act applicable to multi-member LLCs.

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1.12   Federal and State Taxation of the LLC and the Member

(a)	Federal Income Taxation. For federal tax purposes, the LLC shall be a disregarded entity within the meaning of U.S. Treasury Regulation § 301.7701-2(c)(ii), and its income, losses and other tax items (collectively, “tax items”) shall be deemed for federal tax purposes to be those of the Member.

(b)	State Taxation. The LLC and the Member shall be taxable under the laws of the State of California as provided by those laws and by the regulations thereunder.

(c)	Annual Fee. The LLC shall pay to the State of Delaware the annual fee in accordance with §§ 18-1107(b) and (c) of the LLC Act.

1.13   LLC’s Annual Accounting Period

The LLC’s annual accounting period for tax purposes shall be the taxable year of the Member. The LLC’s annual accounting period for financial purposes shall be the financial year of the Member.

1.14   LLC’s Accounting Method

(a)	Use of Federal Income Tax Definitions, Etc. In computing its income, deductions and other tax and financial items, the LLC shall use federal income tax definitions and rules to the extent that these definitions and rules are available under applicable federal tax authorities.

(b)	Cash Basis for Recognizing Income, Etc. In determining when to recognize income, expenses and other tax items, the LLC shall use the cash basis.

1.15   Effect of LLC Act

Except as otherwise provided in this Agreement or by applicable law, the business and internal affairs of the LLC shall be governed by the LLC Act as in effect from time to time.

1.16   Relation of Agreement to Certificate

If there is any conflict between this Agreement and the Certificate, the Certificate shall prevail.

1.17   Member’s Right to Reimbursement of Expenses

If the Member or its Governing Body reasonably incurs an expense on behalf of the LLC in connection with the LLC’s formation or otherwise and reasonably documents this expense to the LLC, the LLC shall reimburse the Member for this expense as promptly as reasonably possible after receiving this documentation.

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1.18   The LLC’s Accounting Firm

The LLC’s accounting firm shall be TBD.

1.19   The LLC’s Principal Tax Adviser

The LLC’s principal tax adviser shall be TBD.

1.20   The LLC’s Principal Legal Adviser

The LLC’s principal legal adviser shall be the Law Offices of Kristin M. Cano.

Section 2     MEMBER’S CONTRIBUTION TO THE LLC

2.1     Contribution—Definition

For purposes of this Agreement, a contribution shall mean any cash or property, or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services that a person transfers or provides or promises to transfer or to provide to the LLC in exchange for the person’s LLC interest (as defined in Section 2.2(a)) and the person’s other membership rights (as defined in Section 2.2(b)).

2.2     LLC Interest and Membership Rights—Definitions

For purposes of this Agreement:

(a)	LLC Interest. The term “LLC interest” shall mean the right of the Member to receive allocations of LLC tax items (as defined in Section 1.12(a)) and to receive distributions of LLC profits and other LLC assets.

(b)	Membership Rights. The term “membership rights” shall mean the totality of the Member’s rights as a Member. These rights shall include the Member’s (a) economic rights, including the Member’s LLC interest; and (b) the Member’s management rights, including voting rights and agency rights.

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2.3     The Member’s Contribution in Exchange for Membership Rights

(a)	The Member’s Contribution. The Member’s contribution to the LLC in exchange for the Member’s membership rights shall be as set forth in the attached Exhibit B.

(b)	Record of Contribution. Promptly after making the above contribution, the Member shall file in the LLC’s records one or more documents, such as photocopies of cancelled checks, documentary evidence of bank transfers, or photocopies of executed bills of assignment, showing that the Member has made the contribution.

2.4     No Duty to Make Additional Contributions, Etc.

The Member shall have no duty to make any contribution to the LLC except as provided in Section 2.3 of this Agreement, and no cash or property of any person shall be deemed to be a contribution to the LLC unless specifically recorded as such in the LLC’s records.

Section 3         ALLOCATIONS AND DISTRIBUTIONS

3.1     Definitions

As used in this Agreement:

(a)	Allocation. An allocation to the Member means an accrual of a tax item of the LLC (as defined in Section 1.12(a)) to the Member on the books of the LLC.

(b)	Distribution. A distribution means a transfer of the LLC’s cash or other assets from the LLC to the Member by check, bill of assignment or otherwise that is not (i) compensation to the Member by the LLC for services rendered by the Member to or for the LLC; or (ii) a reimbursement by the LLC to the Member for expenses incurred by the Member for the LLC.

3.2     Member Has Sole Right to Allocations and Distributions

Only the Member shall be entitled to receive allocations and distributions.

3.3     Distributions by the LLC

Subject to Sections 3.4 and 3.5, the LLC shall make distributions to the Member at such times and in such amounts as the Governing Body may determine from time to time in the Governing Body’s discretion.

3.4     Tax Distributions

Subject to Section 3.5, the LLC shall make distributions (“tax distributions”) to the Member at such times and in such amounts as to enable the Member to pay the Member’s taxes on the LLC’s taxable income on time and in full.

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3.5     Prohibition against Certain Distributions

The LLC shall make no distribution to the Member if, at the time of the distribution and after giving effect to the distribution, its liabilities would exceed the fair value of its assets within the meaning of §18-607(a) of the LLC Act.

Section 4         LLC MANAGEMENT

4.1     Employment Status and Employment Agreement of Officers

The officers shall be employees of the LLC. Except as otherwise provided in this Agreement, the terms of the employment agreements (the “Employment Agreements”) between the LLC and each of its officers, as set forth in Exhibit C, shall govern the employment relation between the LLC and the officers.

4.2     Reporting Status of Officers

(a)	In performing the president’s duties under this Agreement and the president’s Employment Agreement with the LLC, the president shall report to the Governing Body.

(b)	In performing their duties under this Agreement and under their Employment Agreements with the LLC, the vice president and the chief executive officer shall report to the president.

4.3     Allocation of Decision-Making between the Member and the Officers

The president shall have the right to make all decisions relating to the day-to-day business and internal affairs of the LLC. The decision of all other LLC matters shall be reserved to the Governing Body.

4.4     Management Responsibilities of the President—in General

The president shall have general responsibility for the management of the LLC’s business and internal affairs.

4.5     President’s Responsibility to Obtain Tax Identification Numbers, Etc.

Promptly after the LLC is formed, the president shall do the following:

(a)	Tax Identification Numbers. The president shall obtain for the LLC a federal tax identification number and any necessary state tax identification numbers.

(b)	Bank Accounts. The president shall open any necessary bank accounts for the LLC.

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(c)	Insurance. The president shall obtain on commercially reasonable terms insurance policies covering all reasonably foreseeable LLC insurable risks.

(d)	Miscellaneous. The president shall do all other things necessary or appropriate in connection with the commencement of the LLC’s business.

4.6     Signing of Contracts, Etc.

The officers shall have the exclusive right, power and authority to sign contracts on behalf of the LLC and otherwise to bind the LLC with third parties.

4.7     No Duty to Record Decisions, Etc.

Neither the Governing Body nor the officers shall be obligated to record in writing or otherwise any decision relating to the business or internal affairs of the LLC. No failure to make such a record shall impair the validity of any such decision.

4.8     Officers’ Fiduciary Duties

Except as otherwise provided in the Employment Agreements, the officers shall have the fiduciary duties of corporate officers under the General Corporation Law of the State of Delaware and applicable case law thereunder.

4.9     Officers’ Personal Liability for Fiduciary Breaches, Etc.

Except as otherwise provided in this Agreement and the Employment Agreements, the officers shall be personally liable for breaches of duties as officers of the LLC and of their other duties and responsibilities as provided in the General Corporation Law of the State of Delaware and applicable case law thereunder.

Section 5         TRANSFERS AND PLEDGES OF MEMBERSHIP RIGHTS

5.1     Transfers of Membership Rights

(a)	Transfers—in General. The Member, in its discretion, may transfer (whether by sale, gift or otherwise) all or any part of the Member’s membership rights, including economic and non-economic rights, to any person at any time. The Member may make any such transfer under any terms and conditions that it deems appropriate.

(b)	Transfer upon the Member’s Dissolution. However, upon the dissolution or other similar event constituting or leading to the termination of the Member’s legal existence of the Member, its membership rights shall pass in accordance with the Member’s plan of dissolution or other applicable document or, in the absence of such a plan, under other applicable law.

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5.2     Admission of Additional Members

Whether additional persons shall be admitted as members of the LLC shall be determined by the Governing Body in its discretion.

5.3     Pledges

The Governing Body shall have discretion to pledge all or any part of the Member’s membership rights to any person at any time as collateral for any debt of the Member. The Member may make any such pledge under any terms and conditions that the Governing Body deems appropriate.

Section 6         DISSOCIATION OF THE MEMBER

The Member shall cease to be the Member of the LLC only upon the termination of its existence as a legal entity, the transfer of all of its membership rights or the cessation of the LLC’s existence and shall not cease to be a member for any other reason, including:

(a)	Its bankruptcy; or

(b)	Its assignment of its entire LLC interest to another person.

Section 7         LLC RECORDS AND INFORMATION

(a)	Records and Information Required by LLC Act. The LLC shall compile and shall maintain at its principal place of business all records and information that §18-305(a) of the LLC Act requires the LLC to compile and maintain.

(b)	Other Records. The LLC shall maintain records and books of account concerning its business in accordance with financial standards normally applicable to business organizations generally similar to the LLC in size and activities.

Section 8         DISSOLUTION OF THE LLC, ETC.

8.1     LLC’s Dissolution, Winding-Up and Liquidation— Definitions

For purposes of this Agreement:

(a)	Dissolution. The dissolution of the LLC shall mean the cessation of its normal business activities and the beginning of the process of its winding-up and liquidation.

(b)	Winding Up. The winding-up of the LLC shall mean the process of concluding its existing business activities and internal affairs and preparing for its liquidation.

(c)	Liquidation. The liquidation of the LLC shall mean the sale or other disposition of its assets and the distribution of its assets (or of the proceeds of the sale or other disposition of its assets) to its creditors and to the Member.

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8.2     Dissolution, Etc., of LLC

(a)	Right of Member to Dissolve LLC, Etc. Subject to § 18-803 and any other applicable provisions of the LLC Act, the Member may dissolve, wind up and liquidate the LLC and terminate its legal existence at any time and upon any terms that the Member may determine.

(b)	Termination of Legal Existence of LLC. The legal existence of the LLC shall terminate on the the effective date of the certificate of cancellation of the LLC’s Certificate as filed with the Secretary of State under § 18-203 of the LLC Act.

(c)	Deemed Liquidating Distribution. Immediately upon the cessation of the legal existence of the LLC, the property of the LLC shall be deemed to be distributed to the Member and to become the property of the Member as an individual, subject to any applicable rights of the LLC’s creditors.

Section 9         TERM AND TERMINATION OF THIS AGREEMENT

The term of this Agreement shall begin on the Effective Date (as defined in Section 1.1) and shall end upon the earlier of:

(a)	The date on which the LLC ceases to exist as a legal person under the LLC Act; and

(b)	The date which the Member determines to be the date of termination of the Agreement.

Section 10         REPRESENTATIONS BY THE MEMBER

The Member hereby represents as follows:

(a)	The Member is a Limited Liability Company duly formed and existing under the laws of the state of the State of Delaware.

(b)	The Member has full legal authority to enter into and perform this Agreement and is not prevented from doing so by judicial order, by agreement with a third party or by any other cause.

(c)	The Member has adopted all resolutions and has done all other things necessary to authorize its execution and performance of this Agreement.

(d)	The Member has full legal authority and all necessary authorization to make the contributions to the LLC provided for in Section 2.3 of this Agreement.

Section 11     MISCELLANEOUS PROVISIONS

11.1  Entire Agreement

This Agreement contains the entire agreement between the parties concerning its subject matter, and it replaces all prior agreements between them concerning its subject matter.

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11.2  Amendments

(a)	Amendment of the Agreement. No amendment of this Agreement shall be valid unless it is set forth in a writing signed by the Member and/or the Member’s Governing Body.

(b)	Amendment of the Certificate. No amendment of the Certificate shall be valid unless it is approved by the Member and/or the Member’s Governing Body and is filed in compliance with § 18-202(a) of the LLC Act.

11.3   Notices

All notices under this Agreement shall be in writing. They shall be sent by electronic mail, fax or registered U.S. mail, return receipt requested, to the parties at their respective addresses as stated on the first page of this Agreement. Either party may change the party’s address for purposes of this Section 11.3 at any time upon reasonable notice to the other party. Notices shall be deemed to have been received when actually received.

11.4   Governing Law

This Agreement shall be governed and construed exclusively by the laws of the State of Delaware (exclusive of its laws relating to conflicts of law).

11.5   Captions

Captions in this Agreement are for convenience only and shall be deemed irrelevant in construing its provisions.

11.6   Incorporation of Certificate and Exhibits

The Certificate and all exhibits referred to in this Agreement are hereby incorporated into the Agreement and made integral parts of it.

11.7   “Discretion,” “Including,” and “Person” — Definitions

As used in this Agreement:

(a)	Discretion. “Discretion” shall mean absolute discretion.

(b)	Including. “Including” and similar terms shall denote a partial definition.

(c)	Person. “Person” shall mean a natural person and any kind of entity.

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SIGNATURES AND DATES

In witness of their acceptance of the terms and conditions of this limited liability company agreement, the parties, by themselves or by their duly authorized representatives, have signed and dated this Agreement as of February 28, 2018 as follows:

ADE Crescent City, LLC

By: /s/ Neil Zoller

Neil Zoller

President

American Diversified Energy LLC

By: /s/ Julio Macedo

Julio Macedo

Manager, AD Partners LLC

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EXHIBIT A

CERTIFICATE OF FORMATION

(ATTACHED)

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EXHIBIT B

MEMBER’S CONTRIBUTION TO THE LLC

In exchange for the Member’s rights as a member of the LLC, the Member shall promptly make the following contribution to the LLC in accordance with the terms and conditions set forth in this exhibit: $1.00 (U.S.)

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EXHIBIT C

EMPLOYMENT AGREEMENTS BETWEEN THE LLC AND THE OFFICERS

The Officers are serving as independent contractors, pursuant to oral agreements.

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Exhibit E

LIST OF OFFICERS AS OF FEBRUARY 28, 2018

Chief Executive Office: Julio G. Macedo

President: Neil Zoller

Vice President Operations: Edward M. Jones

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